As filed with the Securities and Exchange Commission on January 26, 2023.

Registration No. 333-233639

Registration No. 333-239279

Registration No. 333-239280

Registration No. 333-251517

Registration No. 333-252091

Registration No. 333-254926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-1 Registration No. 333-233639

Form S-1 Registration No. 333-239279

Form S-1 Registration No. 333-239280

Form S-1 Registration No. 333-251517

Form S-1 Registration No. 333-252091

Form S-1 Registration No. 333-254926

UNDER THE SECURITIES ACT OF 1933

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	04-3153858
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

345 Inverness Drive South

Building B, Suite 250

Englewood, CO 80112

Telephone: (720) 696-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Durbin
345 Inverness Drive South
Building B, Suite 250
Englewood, CO 80112
Telephone: (720) 696-8100
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Shoaib Ghias, Esq. Goodwin Procter LLP Three Embarcadero Center San Francisco, CA 94111 (415) 733-6000

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statements.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-1 (each a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities Exchange Commission (the “SEC”) by Viveve Medical, Inc. (the “Registrant”):

•

Registration Statement No. 333-233639, originally filed with the SEC on September 5, 2019, as amended by Amendment No. 1 on October 11, 2019, Amendment No. 2 on November 13, 2019, Amendment No. 3 on November 21, 2019 and Amendment No. 4 on November 21, 2019;

•	Registration Statement No. 333-239279, filed with the SEC on June 18, 2020;
•	Registration Statement No. 333-239280, filed with the SEC on June 18, 2020;
•

Registration Statement No. 333-251517, originally filed with the SEC on December 18, 2020, as amended by Amendment No. 1 on December 31, 2020, Amendment No. 2 on January 12, 2021 and Amendment No. 3 on January 13, 2021;

•	Registration Statement No. 333-252091, originally filed with the SEC on January 13, 2021; and
•	Registration Statement No. 333-254926, filed with the SEC on March 31, 2021.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on January 26, 2023.

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Scott Durbin, Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.